UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
[X] Definitive Information Statement


                         Capitol Communities Corporation
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed  pursuant to
   Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by Exchange Act Rule
    O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No:

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    3) Filing Party:

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    4) Date Filed:

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                         CAPITOL COMMUNITIES CORPORATION
                      900 North Federal Highway, Suite 410
                            Boca Raton, Florida 33432
                            -------------------------

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 23, 2003


To Our Stockholders:

         The Annual Meeting of Stockholders of Capitol Communities Corporation (the "Company") will be held Tuesday, September 23, 2002, at 10 a.m. Eastern Standard Time, at the offices of the Company, 900 North Federal Highway, Suite 410, Boca Raton, Florida 33432.

     The purposes of the meeting are:

     1.   To elect a Board of Directors to serve for the ensuing year;

     2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

         Holders of the Company's Common Stock of record at the close of business on August 8, 2003, are entitled to receive notice of and to vote at the meeting.

         The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company, pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (the "Exchange Act"), to provide notice of the Company's Annual Meeting of Stockholders.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                For the Board of Directors


                                                /s/  Michael G. Todd
                                                -------------------------------
                                                     Michael G. Todd, President


September 3, 2003



                         CAPITOL COMMUNITIES CORPORATION
                        900 N. Federal Highway, Suite 410
                            Boca Raton, Florida 33432

                              INFORMATION STATEMENT
                         Annual Meeting of Shareholders
                               September 23, 2003

         This Information Statement is being furnished on behalf of the Board of Directors of Capitol Communities Corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Tuesday, September 23, 2003, at 10 a.m. Eastern Standard Time at the principal place of business of the Company, 900 N. Federal Highway, Suite 410, Boca Raton, Florida 33432. This Information Statement is first being mailed or provided to stockholders of the Company on or about September 3, 2003.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                VOTING AT MEETING

         This Information Statement is first being sent or given to stockholders on or about September 3, 2003. The common stock, $0.01 par value (the "Common Stock") of the Company is the only outstanding class of voting securities of the Company. Stockholders of record at the close of business on August 8, 2003, the record date for determining stockholders entitled to notice, are the only stockholders entitled to vote at the meeting. As of the record date, there were 25,550,361shares of Common Stock outstanding and approximately 976 holders of the Common Stock. Each record holder of the Company's Common Stock is entitled to one vote for each share of common stock held.

         The  shares  owned  by Boca  First  Capital  LLLP,  a  Florida  limited liability limited partnership ("Boca First Capital"), the controlling shareholder of the Company, will be voted for the election of directors recommended by the Board of Directors. See also discussion below, "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                               QUORUM FOR MEETING

         The By-Laws of the Company require, for a quorum, the presence at the meeting in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

                              ELECTION OF DIRECTORS

         Three (3) directors are to be elected to hold office for one year or until their successors are elected and qualified. The Company has been informed that Boca First Capital intends to nominate and cast its votes for the persons named below. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to elect a director.

         As of August 8, 2003, Boca First Capital is the beneficial owners of approximately 16,000,000 shares or 62.6% of the Common Stock of the Company, and as such can elect the three Directors named below to the Company's Board of Directors at the stockholders annual meeting.

         Brief biographies of the nominees for the Board of Directors of the Company, setting forth the nominees ages as of August 8, 2003, an account of their business experience and other information appear below. All such nominees are members of the present Board of Directors.

Michael G. Todd 54. Mr. Todd has served as a Director and President of the Company since 1995. He is also the sole Director and President of the Company's wholly-owned subsidiary, Capitol Development of Arkansas, Inc. Mr. Todd has extensive experience in the banking industry, having been the President and Chief Executive Officer of two Southern California banks, Orange City Bank and Bay Cities National Bank. Mr. Todd is a limited partner of Boca First Capital, the controlling shareholder of the Company, and a managing member of Addison Capital Group LLC ("Addison"), the general partner of Boca First Capital.

Raymond C. Baptista 60: Mr. Baptista has been a Director of the Company since May 2001. Mr. Baptista has 25 years experience in banking and finance, both nationally and internationally. He has also been actively involved in real estate acquisitions and development and was president and CEO of a national real estate management company. Mr. Baptista served as the Company's Vice President of Finance since October, 1997 until his resignation in December 2002.

Thomas Blake 70: Mr. Blake has been a Director of the Company since March 1997. Mr. Blake is the Director, Business/Finance, of Glenwood L. Garvey Associates, an urban planning and consulting firm. As Special Advisor to Self-Cleaning Environments USA, Inc., a manufacturer of environmentally friendly waste disposal units, Blake provides consulting services regarding business planning, financing, and marketing. He is the founder and former principal of Thomas C. Blake Consulting, an advisory service firm, and was Chief Executive Officer of Interstate Group Administrators, Inc., a benefit services company. He is a director of West Coast Savings & Loan and formerly was a director of various other financial institutions

         The Board of Directors held ten (10) meetings or meetings by teleconference during the fiscal year ended September 30, 2002. All Directors attended or participated by teleconference at least eighty percent of the meetings. The Company has no audit, nominating or compensation committees.

                               EXECUTIVE OFFICERS

          The By-Laws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the annual meeting of stockholders. Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

         Brief statements setting forth the age, as of the date of this Information Statement, the offices held and the business experience during the past five years of each executive officer appearing below.

Michael G. Todd 54: Chairman of the Board and President. For the biography of Mr. Todd see "Election of Directors."

Ashley Bloom 29: Vice President. Mr. Bloom is a certified public accountant and has been involved in real estate development since 1998, primarily in South Florida. Prior to developing real estate, Mr. Bloom was an associate in the South Florida Financial Advisory Services of Coopers & Lybrand LLP, with a focus on litigation consulting and corporate finance, including cash flow budgeting, financial modeling, economic analysis and financial due diligence. Mr. Bloom is the son of Howard Bloom, a limited partner of Boca First, the controlling shareholder of the Company. Mr. Bloom was appointed Treasurer by the Board on March 31, 2003, subsequent to the resignation of David Paes as Treasurer of the Company.


                              RELATED TRANSACTIONS

Services Provided by Affiliated Companies

         The Company has paid fees or expects to pay fees to certain affiliated companies for various types of services for the fiscal year ended September 30, 2002. These arrangements are summarized below.

MAUMELLE  ENTERPRISES,  INC.  AGREEMENT The Company had an oral  agreement  with
Maumelle Enterprises, Inc., until the first quarter of the current fiscal year ended 2003, to provide management and administrative services for the Maumelle Property. Maumelle Enterprises provided services to manage the Company's inventory of property, oversees any sale of property, and manages administrative matters such as ensuring payment of taxes, mortgages and other expenditures incurred in management of the property. Maumelle Enterprises also represented the Company at local and state hearings that may affect the Company's property. David Paes and Mary Peyton each own 50% of the outstanding shares of Maumelle Enterprises, as of the date of this Report. Mary Peyton, the President of the Home Construction Subsidiary, received a salary of $24,000 per annum as an officer of Maumelle Enterprises. David Paes, an officer of the Company until March 2003, received a salary of $58,800 per annum and $84,000 for a portion of the year, as an officer of Maumelle Enterprises.

         For the fiscal year ended September 30, 2002, the Company paid Maumelle Enterprises $22,173 in expenses, which included overhead expenses, and salaries. No management fees were accrued during the fiscal year ended September 30, 2002. The Company entered into an agreement with Maumelle Enterprises on September 12, 2002, to pay a pre-petition debt of $66,000 for previous management fees and overhead expenses due to Maumelle Enterprises. The agreement designates that Maumelle Enterprises will receive $11,000 a month, commencing September 13, 2002, for a total of six equal payments with payments due on the 15th of each month. The Company had paid Maumelle Enterprises $11,000 as of September 30, 2002, and $33,000, as of December 15, 2002. The Company paid the balance in a non-cash transfer and cancellation of debt.

         CENTURY 21 METRO, INC. Century 21 Metro, Inc. ("Century 21"), an Arkansas corporation, is a real estate agency wholly-owned by Mary Peyton, president of the Home Construction Subsidiary. Century 21, from time to time has listed portions of the Maumelle Property for sale, but the Company has no agreement or obligation to list any or all of the Maumelle Property with Century
21. During the fiscal year ended September 30, 2002, the Company paid Century 21 $110,000 in listing commission for the sale of 451 acres of the Maumelle Property to Maumelle Valley, LLC, and $10,000 listing commission on the sale of 289 acres of the Maumelle Property to West Maumelle L.P.

         SUBLEASING OF OFFICE SPACE. The Company subleased its principal office space in Torrance, California from DTC, a California partnership, until July 22, 2002, when as part of the change of control, the Company moved its principal place of business from Torrance, California to 900 N. Federal Highway, Suite 410, Boca Raton, Florida 33432. The Company paid DTC the total of $24,506 from October 1, 2001 through July 21, 2002. The Company subleases the Boca Raton office from B&G Acceptance Corp., a Florida corporation controlled by a beneficial owner of Boca First. The Company pays $2,200 a month for the office space and has paid a total of $18,000 for office space and expenses, as of September 30, 2002. The Company plans to continue to sublease its office space from B&G Acceptance Corp., on a month to month basis.

         CHANGE OF CONTROL. On July 17, 2002, Boca First acquired control of Capitol Communities Corporation (the "Company") in an exchange of 16 million shares of Common Stock of the Company held by Michael G. Todd, the Company's president, and Prescott Investments, L.P. ("Prescott"), a Nevada limited partnership beneficially owned by Mr. Todd for a combined 33% interest in Boca First. Boca First is controlled by its general partner, Addison, a Nevada limited liability company. The manger/members of Addison as of the fiscal year ended September 30, 2002 were Howard Bloom, an individual residing in the State of Florida, Kenneth Richardson, an individual residing in the State of Florida and Michael G. Todd, an individual residing in the State of California ("Addison Managers"). Effective December 31, 2002, Mr. Richardson rescinded his membership interest in Boca First Capital and sold his Addison membership interest to Diane Bloom, the spouse of Mr. Bloom.

         SUBSEQUENT EVENTS

         DEBT OFFERING. The Company is currently offering $3,000,000 in debt securities ("Debt Notes"). The Notes will bear interest at a rate of 8% per annum, with interest payable monthly. The entire principal and any accrued interest will be due and payable three years after the closing date. The Company has signed an agreement with the Noble International Investments, Inc. ("Noble") to assist it in the debt offering and will pay Noble 2% of the aggregate offering price for such services and 2% for expenses. If the offering is successful, the Company intends to use the proceeds primarily for acquisitions, real estate development and/or collateralized lending. Approximately $700,000 will be used for operating capital. There can be no assurance, however, that the Company will be able to successfully complete the offering. The Debt Notes will be secured by approximately 250 acres of the Company's real property located in

Maumelle, Arkansas, known as Tract A. Boca First Capital has agreed that if the offering is successful, it will subordinate its first mortgage on Tract A to the Debt Notes.

The Company also has signed a six month consulting agreement with Noble to assist the Company in structuring and determining potential acquisitions. For such services the Company has agreed to pay Noble a fee of $10,000 a month and 1,000,000 shares of common stock with registration rights.

         Readers should carefully review the other documents the Company files from time to time with the Securities and Exchange Commission (the "SEC"), including without limitation the Company's Quarterly Reports on Form 10-QSB for the periods ended December 31, 2002, March 31, 2003 and June 30, 2003 and the Annual Report on Form 10-KSB for the period ended September 30, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of shares of Common Stock as of September 30, 2002, for (i) each person who is known by the Company to be the beneficial owner of more than a 5% interest in the Company,
(ii) directors of the Company, (iii) the sole "named executive officer" of the Company, as defined in Item 402(a)(2) of SEC Regulation S-B, and (iv) the directors and named executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                            Name and
Title of Class              address of       Amount and               Percent of
                            beneficial       nature of bene-          class
                            owner(1)         ficial owner

Common Stock       Michael G. Todd(2)        16,706,851 shares        65.2%

Common Stock       Raymond Baptista           0 shares                0%

Common Stock       Ashley Bloom(3)           35,000 shares            0.14%

Common Stock       David Paes(4)             50,000 shares            0.20%

Common Stock       Thomas Blake(5)           2,000,000                7.86%

Common Stock       Boca First Capital(6)     16,000,000               62.84%

Common Stock       Howard Bloom(7)           16,090,000               63.20%

Common Stock       Kenneth Richardson(8)     16,200,000               63.63%

Common Stock       Director and Executive
                    Officers as a Group      18,741,851shares         74.95%

(1)      Unless otherwise indicated,  the address of the beneficial owner is 900
         N. Federal Highway, Suite 410, Boca Raton, Florida 33432.

(2)      506,851 of these shares are owned by Prescott Investments, L.P. Michael
         G. Todd is the sole managing member of Granite Industries LLC, which is the managing general partner of Prescott LP. Todd is the sole "named executive officer" of the Company, as defined in Item 402(a)(2) of SEC Regulation S-B. Mr. Todd also has a beneficial interest in 16,000,000 shares owed by

         Boca First Capital LLLP, the controlling shareholder of the Company. Mr. Todd is a managing member of Addison Capital Group, LLC, a Nevada limited liability company, the general partner of Boca First Capital LLLP. Todd is the sole "named executive officer" of the Company, as defined in Item 402(a)(2) of SEC Regulation S-B.

(3) Ashley Bloom, vice president, was appointed treasurer of the Company in March 2003, upon the acceptance of David Paes' resignation by the Board of Directors.

(4) David Paes resigned as the Company's vice president and treasurer in March 2003.

(5) Thomas Blake. On December 23, 2002, Blake assigned his 2,000,000 shares of the Company's common stock to MB 2002 LLC, an entity owned and controlled by Howard Bloom, a controlling shareholder of Boca First Capital.

(6) Boca First Capital LLLP, a Florida limited liability limited partnership, is the controlling shareholder of the Company. The president of the Company and Howard Bloom through the entity MB 2002 LLC, are the limited partners of Boca First Capital. Mr. Todd, Howard Bloom and Diane Bloom, Mr. Bloom's spouse, are the managing members of Addison Capital Group, LLC, a Nevada limited liability company, and the general partner of Boca First Capital LLLP.

(7) Howard Bloom has a beneficial interest in 16,000,000 shares owed by Boca First Capital, the controlling shareholder of the Company. Mr. Todd is a managing member of Addison Capital Group, LLC, a Nevada limited liability company, the general partner of Boca First Capital LLLP, and indirectly controls 90,000 shares held by his spouse and daughter. Subsequent to the fiscal year end, Mr. Bloom was assigned indirectly 2,000,000 shares from Mr. Blake, and purchased 25,000 shares which he owns directly. See "Footnote (5)" above.

(8) Kenneth Richardson had a beneficial interest in 16,000,000 shares owed by Boca First Capital, the controlling shareholder of the Company until December 31, 2002 when he reassigned his interest in Boca First Capital back to the limited liability limited partnership. At the same time, Mr. Richardson also sold his membership interest in Addison to Diane Bloom, the spouse of Howard Bloom. Mr. Richardson also owns directly 200,000 shares of the Company's Common Stock.

                         BENEFICIAL OWNERSHIP REPORTING

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, as well as beneficial owners of more than 10 percent of any class of securities which is registered under the Exchange Act to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission (the "SEC"). Executive officers and directors are required to furnish the Company with copies of all reports filed with the SEC. Based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended September 30, 2002, all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors, officers and beneficial owners of 10% of the Company's outstanding Common Stock have been filed.

                 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFERS

         The following table sets forth certain information with respect to the compensation that was paid for the fiscal year ended September 30, 2002, to the Company's executive officers.

         The following table sets forth the aggregate compensation paid by the Company for services rendered during the period indicated:


                                       SUMMARY COMPENSATION TABLE

                                                           Long-Term Compensation

                             Annual Compensation           Awards        Payouts

(a)              (b)    (c)         (d)           (e)         (f)           (g)          (h)          (i)
Name                                              Other                     Securities                All
and                                               Annual      Restricted    Underlying                Other
Principal                                         Compen-     Stock         Options/     LTIP         Compen-
Position       Year     Salary($)   Bonus($)      sation($)   Award(s)($)   SARs(#)      Payouts($)   sation($)
--------       ----     ---------   --------   ------------   -----------   ----------   ----------   ---------

Michael        9/30/02  $190,000(1)        0   16,000,000(2)            0   200,000(3)            0           0
Todd,
Chairman/
President


(1) Michael G. Todd has been employed as President of the Company since November
1994. During the fiscal year, Mr. Todd was paid $85,000, and accrued $105,000 in compensation for the period October 1, 2001, through September 30, 2002. Due to the financial condition of the Company, Mr. Todd's employment contract was modified on April 24 2002, to reflect a salary of $10,000 per month. Mr. Todd has agreed, as of September 27, 2002, to forego and cancel all salary until the Company is in a financial position to pay such expenses.

(2)Mr. Todd exchanged $500,000 in deferred salary and other compensation to pay for 10,000,000 shares of the Company's common stock issued at $0.05 per share.

Mr. Todd exchanged $300,000 in deferred salary and other compensation for 6,000,000 shares of the Company's common stock purchased by Prescott Investments
L.P. ("Prescott"), a Nevada limited partnership beneficially owned by Mr. Todd, at a price of $0.05 per share. Prescott executed a promissory note on October
15, 2001 in the amount of $300,000 for the sale of stock. The note is due and payable on March 31, 2002, but has been extended to September 30, 2003, and has an interest rate of six percent (6%) per annum. In April 2002, Mr. Todd exchanged the 16 million shares for a membership interest in Boca First Capital.

(3) On April 18, 2002, the Company issued Mr. Todd options,  available under the
Company's Non-Qualified Employee Incentive Stock Plan for 200,000 shares of common stock at an exercisable price of $0.045 per share. Mr. Todd exercised the 200,000 options on September 18, 2002, and exchanged $9,000.00 in deferred salary and compensation for the option price.

         The Company has a five-year written agreement with Mr. Todd to perform the duties of President, but as of September 27, 2002, Mr. Todd has agreed to suspend the terms of the agreement and has canceled all salary due him from September 27, 2002, to the date of this Report.

                     EQUITY COMPENSATION PLAN INFORMATION(1)

Plan              No. of Securities         Weighted-average           No. of securities re-
Category          to be issued upon         exercise price of          maining available
                  exercise of out-          outstanding options,       for future issuance under
                  standing options,         warrants & rights          equity compensation plan
                  warrants & rights                                    (excluding securities reflect-
                                                                       ed in column
                        (a) (1)                  (b)(2)                         (c)
Non-Qualified
Employee Incent-
ive Stock Plan          3,000,000                 N/A                       525,000
Approved by
Security Holders(3)

Total                   3,000,000                 N/A                       525,000



(1) Column (a) represents stock options granted under the February 20, 2002, Employee Stock Plan ("Employee Plan"), authorized by the Board of Directors and approved by a majority of security holders. (2)Determined at the date of option based on the average of the high and low prices of the Common Shares for the last five days prior to the date of the option grant, as reported by the National Quotation Bureau, Inc. ("NQB"). (3)The Employee Plan was voted and approved by a majority of shareholders on February 20, 2002.

Non-Qualified Employee Incentive Stock Plan

         The Company registered 3,000,000 shares of common stock par value $0.01, filed on Form S-8 with the Securities and Exchange Commissions on March 6, 2002. The shares of common stock are to be offered or sold pursuant to the Employee Stock Plan, dated February 20, 2002 authorized by the board and directors and approved by a majority of security holders. The options granted under the Employee Plan must be exercised no later than 10 years from the option date and the exercise price must be fair market value or greater, as determined on the option grant date.


                              DIRECTOR COMPENSATION

         Outside directors are compensated for their services in the amount of $500 per month. The amount of deferred director compensation for the fiscal year ended September 30, 2002 was $4,500. The deferred director compensation for outside director, Thomas Blake in the amount of $18,500 for the period ended September 30, 2001, has been exchanged for the issuance of 2,000,000 shares of common stock at a price of $0.05 per share. Mr. Blake has agreed to defer any compensation for the fiscal year ended September 30, 2003, until the Treasurer of the Company determines that sufficient funds are available to make such payments.

COMMITTEES OF THE BOARD The Board has not established an Audit Committee and a Compensation Committee, but intends to establish such committees during the fiscal year ended September 30, 2003. The Company intends that the committees will consist of at least one "Independent Director" who is not an Officer.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Joel S. Baum, P.A., has served as the independent auditors of the Company for the fiscal year ended September 30, 2002, and has been appointed by the Board of Directors to serve as the Company's independent auditors for the fiscal year ending September 30, 2003. The accounting firm of Joel S. Baum has informed the Company that it will not have representatives at the Company's Annual Meeting.

                                   AUDIT FEES

         The Company's outside auditors billed an aggregate of $27,500 for professional services rendered for the audit of the Company's annual financial statements for the year ended September 30, 2002, and for the reviews of the financial statements included in the Company's quarterly statements on Form 10-QSB for that year.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         None.


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


                                 ALL OTHER FEES

         No other fees were billed to the Company by its principal accountant, other than audit fees discussed above, "AUDIT FEES."

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal intended to be presented by a stockholder at the Company's 2003 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by December 15, 2003 so that it may be considered by the Company for inclusion in the proxy statement and form of proxy or in the information statement relating to the meeting.



                                             By Order of the Board of Directors



September 3, 2003                            /s/ Michael G. Todd
                                                 ---------------
                                                 Michael G. Todd, President






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